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                                                                       Exhibit 1

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                          AGREEMENT AND PLAN OF MERGER



                                  BY AND AMONG


                            FINGERHUT COMPANIES, INC.


                        FEDERATED DEPARTMENT STORES, INC.


                                       AND


                             BENGAL SUBSIDIARY CORP.







                          DATED AS OF FEBRUARY 10, 1999











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                                TABLE OF CONTENTS

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
I.  THE TENDER OFFER..............................................................................................2
         1.1.       The Offer.....................................................................................2
         1.2.       Offer Documents...............................................................................3
         1.3.       Company Actions...............................................................................4
         1.4.       Directors.....................................................................................5

II.      THE MERGER...............................................................................................6
         2.1.       The Merger....................................................................................6
         2.2.       The Closing...................................................................................7
         2.3.       Effective Time................................................................................7
         2.4.       Articles of Incorporation and Bylaws of Surviving
                    Corporation...................................................................................7
         2.5.       Directors and Officers of Surviving Corporation...............................................8
         2.6.       Conversion of Securities......................................................................8
         2.7.       Dissenting Shares.............................................................................9
         2.8.       Surrender of Shares; Stock Transfer Books.....................................................9
         2.9.       Stock Plans..................................................................................11

III.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................................................12
         3.1.       Existence; Good Standing; Corporate Authority................................................12
         3.2.       Authorization, Validity and Effect of Agreement..............................................13
         3.3.       Capitalization...............................................................................13
         3.4.       Subsidiaries.................................................................................14
         3.5.       Other Interests..............................................................................15
         3.6.       No Conflict; Required Filings and Consents...................................................15
         3.7.       Compliance with Laws.........................................................................16
         3.8.       SEC Documents................................................................................16
         3.9.       Litigation...................................................................................17
         3.10.      Absence of Certain Changes...................................................................18
         3.11.      Taxes........................................................................................18
         3.12.      Property.....................................................................................20
         3.13.      Millennium Compliance........................................................................22
         3.14.      Contracts....................................................................................22
         3.15.      Environmental Matters........................................................................23
         3.16.      Employee Benefit Plans.......................................................................24
         3.17.      State Takeover Statutes......................................................................25
         3.18.      Voting Requirements..........................................................................25
         3.19.      No Brokers...................................................................................25
         3.20.      Opinion of SSB...............................................................................25
         3.21.      Offer Documents; Proxy Statement.............................................................26

IV.  REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER......................................................26
         4.1.       Existence; Good Standing; Corporate Authority................................................26
         4.2.       Authorization, Validity and Effect of Agreement..............................................27
         4.3.       No Conflict; Required Filings and Consents...................................................27
         4.4.       No Brokers...................................................................................28
         4.5.       Offer Documents; Proxy Statement.............................................................28
         4.6.       Financing....................................................................................29
         4.7.       Litigation...................................................................................29
         4.8.       Ownership of Shares..........................................................................29

V. COVENANTS.....................................................................................................29
         5.1.       Conduct of Business..........................................................................29


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

         5.2.       No Solicitation..............................................................................33
         5.3.       Filings, Reasonable Efforts..................................................................35
         5.4.       Inspection of Records........................................................................35
         5.5.       Publicity....................................................................................36
         5.6.       Proxy Statement..............................................................................36
         5.7.       Further Actions..............................................................................37
         5.8.       Insurance; Indemnity.........................................................................37
         5.9.       Employee Benefits............................................................................38
         5.10.      Conveyance Taxes.............................................................................39

VI.  CONDITIONS PRECEDENT........................................................................................39
         6.1.       Conditions to Each Party's Obligation To Effect
                    the Merger...................................................................................39
         6.2.       Conditions to Obligation of Parent and Purchaser
                    to Effect the Merger.........................................................................39

VII. TERMINATION.................................................................................................40
         7.1.       Termination by Mutual Consent................................................................40
         7.2.       Termination by Either Parent or Company......................................................40
         7.3.       Termination by Company.......................................................................40
         7.4.       Termination by Parent........................................................................40
         7.5.       Effect of Termination and Abandonment; Termination
                    Fee..........................................................................................41

VIII. GENERAL PROVISIONS.........................................................................................43
         8.1.       Nonsurvival of Representations, Warranties and
                    Agreements...................................................................................43
         8.2.       Notices......................................................................................44
         8.3.       Assignment; Binding Effect...................................................................45
         8.4.       Entire Agreement.............................................................................45
         8.5.       Amendment....................................................................................45
         8.6.       Governing Law................................................................................46
         8.7.       Counterparts.................................................................................46
         8.8.       Headings.....................................................................................46
         8.10.      Waivers......................................................................................47
         8.11.      Incorporation of Annex A.....................................................................47
         8.12.      Severability.................................................................................47
         8.13.      Enforcement of Agreement.....................................................................47
         8.14.      Expenses.....................................................................................48

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of February 10, 1999, by and among Fingerhut Companies, Inc., a Minnesota corporation (the "COMPANY"), Federated Department Stores, Inc., a Delaware corporation ("PARENT"), and Bengal Subsidiary Corp., a Minnesota corporation and a wholly owned subsidiary of Parent ("PURCHASER") (the Company and Purchaser being sometimes hereinafter referred to as the "CONSTITUENT CORPORATIONS").

                                    RECITALS

         A. Each of the Boards of Directors of the Company, Parent and Purchaser has determined that it is in the best interests of its respective shareholders for Purchaser to acquire the Company on the terms and subject to the conditions set forth herein (the "ACQUISITION");

         B. As a first step in the Acquisition, the Company, Parent and Purchaser each desire that Parent cause Purchaser to commence a cash tender offer (the "OFFER") to purchase all of the Company's issued and outstanding shares, par value $0.01 per share (the "SHARES") for $25.00 per Share, or such higher price as may be paid in the Offer (the "PER SHARE AMOUNT"), on the terms and subject to the conditions set forth in this Agreement;

         C. To complete the Acquisition, each of the Boards of Directors of the Company, Parent, on its behalf and as sole shareholder of Purchaser, and Purchaser have approved this Agreement and the merger of Purchaser with and into the Company (the "MERGER"), wherein any issued and outstanding Shares not tendered and purchased by Purchaser pursuant to the Offer (other than Dissenting Shares and Shares described in Section 2.6(b)) will be converted into the right to receive the Per Share Amount, on the terms and subject to the conditions of this Agreement and in accordance with the Minnesota Business Corporation Act (the "MBCA");

         D. The Board of Directors of the Company (the "COMPANY BOARD") has unanimously (with one director being absent) resolved to recommend that holders of Shares ("SHAREHOLDERS") accept the Offer and approve this Agreement and the Merger and has determined that the Offer and the Merger are fair to and in the best interests of the Company and the Shareholders; and

         E. The parties desire to make certain representations, warranties and covenants in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger.

                               I. THE TENDER OFFER

         1.1. THE OFFER. (a) Subject to the last sentence of this Section 1.1(a), as promptly as practicable (but in any event not later than five business days after the public announcement of the execution and delivery of this Agreement), Parent will cause Purchaser to commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), the Offer whereby Purchaser will offer to purchase for cash all of the Shares at the Per Share Amount, net to the seller in cash (subject to reduction for any stock transfer taxes payable by the seller, if payment is to be made to a Person other than the Person in whose name the certificate for such Shares is registered, or any applicable federal back-up withholding), provided, however, that Parent may designate another direct or indirect subsidiary of Parent as the bidder thereunder (within the meaning of Rule 14d-1(e) under the Exchange Act), in which event references herein to Purchaser will be deemed to apply to such subsidiary, as applicable. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Per Share Amount will be correspondingly adjusted on a per-share basis to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. The obligation of Parent to cause Purchaser to commence the Offer, to consummate the Offer and to accept for payment and to pay for Shares validly tendered in the Offer and not withdrawn in accordance therewith will be subject to, and only to, those conditions set forth in Annex A hereto (the "OFFER CONDITIONS").

         (b) Without the prior written consent of the Company, Purchaser will not, and Parent will cause Purchaser not to, (i) decrease or change the form of the Per Share Amount, (ii) decrease the number of Shares sought in the Offer,
(iii) amend or waive the Minimum Condition (as defined in Annex A hereto) or impose conditions other than the Offer Conditions on the Offer, (iv) extend the expiration date of the Offer (the "EXPIRATION DATE") (which will initially be 20 business days following the commencement of the Offer) except (A) as required by Law, (B) that, in the event that any condition to the Offer is not satisfied or waived at the time that the Expiration Date would otherwise occur, (1) Purchaser must extend the Expiration Date for an aggregate of 10 additional business days to the extent necessary to permit such condition to be satisfied and (2) Purchaser may, in its sole discretion, extend the Expiration Date for such additional period as it may determine to be appropriate (but not beyond June 30, 1999) to permit such condition to be satisfied, and (C) that, in the event that the OCC Condition (as defined in Annex A hereto) is not satisfied, and all other Offer Conditions have been satisfied or waived at the time that the Expiration Date (as extended pursuant to Section 1.1(b)(iv)(A) or (B)), would have otherwise occurred, Purchaser must either

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irrevocably waive the OCC Condition or extend the Expiration Date (but not beyond the date that is 60 calendar days from the date of the filing with the Office of the Comptroller of the Currency (the "OCC") in respect of the OCC Condition) to the extent necessary to permit the OCC Condition to be satisfied, or (v) amend any term of the Offer in any manner materially adverse to Shareholders (including without limitation to result in any extension which would be inconsistent with the preceding provisions of this sentence), provided, however, that (1) subject to applicable legal requirements, Parent may cause Purchaser to waive any Offer Condition, other than the Minimum Condition, in Parent's sole discretion and (2) the Offer may be extended in connection with an increase in the consideration to be paid pursuant to the Offer so as to comply with applicable rules and regulations of the Securities and Exchange Commission (the "SEC"). Except as set forth above and subject to applicable legal requirements, Purchaser may amend the Offer or waive any Offer Condition in its sole discretion. Assuming the prior satisfaction or waiver of the Offer Conditions, Parent will cause Purchaser to accept for payment, and pay for, in accordance with the terms of the Offer, all Shares validly tendered and not withdrawn pursuant to the Offer as soon as practicable after the Expiration Date or any extension thereof.

         1.2. OFFER DOCUMENTS. (a) As soon as practicable on the date of commencement of the Offer, Parent and Purchaser will file or cause to be filed with the SEC a tender offer statement on Schedule 14D-1 (the "SCHEDULE 14D-1") which will contain an offer to purchase and related letter of transmittal and other ancillary Offer documents and instruments pursuant to which the Offer will be made (collectively with any supplements or amendments thereto, the "OFFER DOCUMENTS") and which Parent and Purchaser represent, warrant and covenant will comply in all material respects with the Exchange Act and other applicable Laws and will contain (or will be amended in a timely manner so as to contain) all information which is required to be included therein in accordance with the Exchange Act and the rules and regulations thereunder and other applicable Laws, provided, however, that (i) no representation, warranty or covenant hereby is made or will be made by Parent or Purchaser with respect to information supplied by the Company in writing expressly for inclusion in, or information extracted from the Company's public SEC filings which is incorporated by reference or included in, the Offer Documents ("COMPANY SEC INFORMATION") and (ii) no representation, warranty or covenant is made or will be made herein by the Company with respect to information contained in the Offer Documents other than the Company SEC Information.

         (b) Parent, Purchaser and the Company will each promptly correct any information provided by them for use in the Offer Documents if and to the extent that it becomes false or misleading in any material respect and Parent and Purchaser will jointly and severally take all lawful action necessary to cause the Offer Documents as so corrected to be filed promptly with the SEC and to be disseminated to the Shareholders, in each case as

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and to the extent required by applicable Law. In conducting the Offer, Parent and Purchaser will comply in all material respects with the provisions of the Exchange Act and other applicable Laws. Parent and Purchaser will afford the Company and its counsel a reasonable opportunity to review and comment on the Offer Documents and any amendments thereto prior to the filing thereof with the SEC and will not mail the Offer Documents to the Shareholders if the Company reasonably asserts that the Company SEC Information is inaccurate.

         (c) Parent and Purchaser will file with the Commissioner of Commerce of the State of Minnesota any registration statement relating to the Offer required to be filed pursuant to Chapter 80B of the Minnesota Statutes.

         1.3. COMPANY ACTIONS. The Company hereby consents to the Offer and represents that (a) the Company Board and a special committee of the Company Board formed in accordance with Section 302A.673 of the MBCA (the "SPECIAL COMMITTEE") (each at a meeting duly called and held) have (i) determined that this Agreement, the Offer and the Merger are fair to and in the best interests of the Company and the Shareholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger, and, assuming the accuracy of Parent's and Purchaser's representation in Section 4.8, such approval is sufficient to render Sections 302A.671, 302A.673 and 302A.675 of the MBCA inapplicable to this Agreement and the transactions contemplated hereby, including the Offer and the Merger, and (iii) resolved to recommend acceptance of the Offer and approval of this Agreement by the Shareholders and
(b) Salomon Smith Barney Inc. ("SSB") has delivered to the Company Board the opinion described in Section 3.20. The Company hereby consents to the inclusion in the Offer Documents of the recommendation referred to in this Section 1.3, provided, however, that the Company Board may withdraw, modify or change such recommendation to the extent, and only to the extent and on the conditions, specified in Section 5.2(b). The Company will file with the SEC simultaneously with the filing by Parent and Purchaser of the Schedule 14D-1, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, "SCHEDULE 14D-9") containing such recommendations of the Company Board in favor of the Offer and the Merger, subject to the rights of the Company Board set forth in Section 5.2(b). The Company represents, warrants and covenants that the Schedule 14D- 9 will comply in all material respects with the Exchange Act and any other applicable Laws and will contain (or will be amended in a timely manner so as to contain) all information which is required to be included therein in accordance with the Exchange Act and the rules and regulations thereunder and other applicable Laws, provided, however, (i) that no representation, warranty or covenant is made or will be made herein by the Company with respect to information supplied by Parent or Purchaser expressly for inclusion in, or information extracted from Parent's public SEC filings which is incorporated or included in, the Schedule 14D-9 (the "PARENT SEC INFORMATION"), and (ii) no representation,

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warranty or covenant is made or will be made herein by Parent or Purchaser with respect to information contained in the Schedule 14D-9 other than the Parent SEC Information (which Parent SEC Information will include the information furnished by Parent as contemplated by the next sentence). The Company will include in the
Schedule 14D-9 information furnished by Parent in writing concerning Parent's Designees as required by Section 14(f) of the Exchange Act and Rule 14f-1 thereunder and will use its reasonable best efforts to have the Schedule 14D-9 available for inclusion in the initial mailing (and any subsequent mailing) of the Offer Documents to the Shareholders. Each of the Company and Parent will promptly correct any information provided by them for use in the Schedule 14D-9 if and to the extent that it becomes false or misleading in any material respect and the Company will further take all lawful action necessary to cause the
Schedule 14D-9 as so corrected to be filed promptly with the SEC and disseminated to the Shareholders, in each case as and to the extent required by applicable Law. Parent and its counsel will be given a reasonable opportunity to review the Schedule 14D-9 and any amendments thereto prior to the filing thereof with the SEC. In connection with the Offer, the Company will promptly furnish Parent with mailing labels, security position listings and all available listings or computer files containing the names and addresses of the record Shareholders as of the latest practicable date and will furnish Parent such information and assistance (including updated lists of the Shareholders, mailing labels and lists of security positions) as Parent or its agents may reasonably request in communicating the Offer to the record and beneficial Shareholders. Subject to the requirements of applicable Law, and except for such actions as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer and the Merger, Parent and Purchaser will, and will instruct each of their respective Affiliates, associates, partners, employees, agents and advisors to, hold in confidence the information contained in such labels, lists and files, will use such information only in connection with the Offer and the Merger, and, if this Agreement is terminated in accordance with its terms, will deliver promptly to the Company all copies of such information (and any copies, compilations or extracts thereof or based thereon) then in their possession or under their control.

         1.4. DIRECTORS. (a) Promptly upon the purchase of Shares by Purchaser pursuant to the Offer (provided that the Minimum Condition has been satisfied), and from time to time thereafter, (i) Parent will be entitled to designate such number of directors ("PARENT'S DESIGNEES"), rounded down to the next whole number, as will give Parent, subject to compliance with Section 14(f) of the Exchange Act, representation on the Company Board equal to the product of (A) the number of directors on the Company Board (giving effect to any increase in the number of directors pursuant to this Section 1.4) and (B) the percentage that such number of Shares so purchased bears to the aggregate number of Shares outstanding (such number being, the "BOARD PERCENTAGE"), provided, however, that the Board Percentage will in all events

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

be a majority of the members of the Company Board, and (ii) the Company will, upon request by Parent, promptly satisfy the Board Percentage by (A) increasing the size of the Company Board or (B) using its reasonable best efforts to secure the resignations of such number of directors as is necessary to enable Parent's Designees to be elected to the Company Board or both and will use its reasonable best efforts to cause Parent's Designees promptly to be so elected, subject in all instances to compliance with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. At the request of Parent, the Company will take all lawful action necessary to effect any such election. Parent will supply to the Company in writing and be solely responsible for any information with respect to itself, Parent's Designees and Parent's officers, directors and Affiliates required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder to be included in the Schedule 14D-9. Notwithstanding the foregoing, at all times prior to the Effective Time, the Company Board will include at least three Continuing Directors.

         (b) Notwithstanding any other provision hereof, of the articles of incorporation or bylaws of the Company or of applicable Law to the contrary, following the election or appointment of Parent's Designees pursuant to this
Section 1.4 and prior to the Effective Time or, if the Effective Time has not then occurred, the Drop-Dead Date, any amendment or termination of this Agreement or amendment of the articles of incorporation or bylaws of the Company by the Company, extension by the Company for the performance or waiver of the obligations or other acts of Parent or Purchaser hereunder or waiver by the Company of any of the Company's rights hereunder will require the affirmative vote of the majority of members of a committee comprised solely of Continuing Directors. For purposes of this Agreement, the term the "CONTINUING DIRECTORS" means at any time (i) those directors of the Company who are Disinterested directors of the Company on the date hereof and who voted to approve this Agreement and (ii) such additional directors of the Company who are Disinterested and who are designated as "Continuing Directors" for purposes of this Agreement by a majority of the Continuing Directors in office at the time of such designation, provided, however, that if there are no such Continuing Directors, the individuals who are appointed to the Company Board who are both Disinterested and "independent" within the meaning given such term in the New York Stock Exchange Listed Company Guide will constitute the Continuing Directors. For purposes of this Agreement, the term "DISINTERESTED" has the meaning assigned to it in Section 302A.673, Subd.1(d)of the MBCA.


                                 II. THE MERGER

         2.1. THE MERGER. (a) On the terms and subject to the conditions of this Agreement, at the Effective Time, Purchaser will be merged with and into the Company in accordance with the applicable provisions of the MBCA, and the separate corporate existence of Purchaser will thereupon cease. The Company will be

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

the surviving corporation in the Merger (as such, the "SURVIVING CORPORATION") in accordance with the MBCA.

         (b) The Merger will have the effects specified in Section 302A.641 of the MBCA.

         2.2. THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") will take place at the offices of Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York, at 10:00 a.m., local time, on the second business day after the date on which the last of the conditions (excluding conditions that by their terms cannot be satisfied until the Closing
Date) set forth in Article VI is satisfied or waived in accordance herewith, or at such other place, time or date as the parties may agree. The date on which the Closing occurs is hereinafter referred to as the "CLOSING DATE."

         2.3. EFFECTIVE TIME. On the Closing Date or as soon as practicable following the date on which the last of the conditions set forth in Article VI is satisfied or waived in accordance herewith, Purchaser and the Company will cause articles of merger to be filed with the Secretary of State of the State of Minnesota as provided in the MBCA. Upon completion of such filing, the Merger will become effective in accordance with the MBCA. The time and date on which the Merger becomes effective is herein referred to as the "EFFECTIVE TIME." Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers, immunities and franchises of the Company and Purchaser will vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of the Company and Purchaser will become the debts, liabilities, obligations and duties of the Surviving Corporation.

         2.4. ARTICLES OF INCORPORATION AND BYLAWS OF SURVIVING CORPORATION. (a) The articles of incorporation of the Surviving Corporation to be in effect from and after the Effective Time until amended in accordance with its terms and the MBCA will be the articles of incorporation of Purchaser immediately prior to the Effective Time (in the form attached hereto as Exhibit A), provided, however that, at the Effective Time, by virtue of the Merger and this Agreement and without any further action by the Constituent Corporations, Article 1 of the Articles of Incorporation will be amended to read as follows: "The name of the Corporation is Fingerhut Companies, Inc."

         (b) The bylaws of the Surviving Corporation to be in effect from and after the Effective Time until amended in accordance with their terms, the articles of incorporation of the Surviving Corporation and the MBCA will be the bylaws of Purchaser immediately prior to the Effective Time.

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

         2.5. DIRECTORS AND OFFICERS OF SURVIVING CORPORATION. (a) The members of the initial Board of Directors of the Surviving Corporation will be the members of the Board of Directors of Purchaser immediately prior to the Effective Time. All of the members of the Board of Directors of the Surviving Corporation will serve until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and the bylaws of the Surviving Corporation.

         (b) The officers of the Surviving Corporation will consist of the officers of the Company immediately prior to the Effective Time. Such Persons will continue as officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and the bylaws of the Surviving Corporation.

         2.6. CONVERSION OF SECURITIES. The manner and basis of converting the shares of stock of each of the Constituent Corporations is hereinafter set forth in this Section 2.6. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Purchaser, the Company or the holder of any of the following securities:

         (a) CONVERSION OF SHARES. Each Share issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to Section 2.6(b) and any Dissenting Shares) and any Shares issuable upon exercise of any option, conversion or other right to acquire Shares existing immediately prior to the Effective Time (collectively, "RIGHTS") will be converted into the right to receive the Per Share Amount in cash payable to the holder thereof, without interest (the "MERGER CONSIDERATION"), prorated for fractional shares, in accordance with Section 2.8. All such Shares, when so converted, will no longer be outstanding and will automatically be canceled and will cease to exist, and each holder of a certificate formerly representing any such Share will cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 2.8. Any payment made pursuant to this Section 2.6(a) and Section 2.8 will be made net of applicable withholding taxes to the extent such withholding is required by Law. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Merger Consideration will be correspondingly adjusted on a per-share basis to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.


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

         (b) CANCELLATION PARENT-OWNED SHARES. Each Share owned by Parent, Purchaser or any other direct or indirect wholly owned subsidiary of Parent immediately before the Effective Time (other than shares in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties) will be automatically canceled and will cease to exist and no payment or other consideration will be made with respect thereto.

         (c) COMMON STOCK OF PURCHASER. Each share of common stock, no par value, of Purchaser issued and outstanding immediately before the Effective Time will be converted into and become one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation, which, in accordance with this Agreement, will constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation immediately after the Effective Time.

         2.7. DISSENTING SHARES. (a) Notwithstanding any provision of this Agreement to the contrary, any Shares held by a holder who has not voted such Shares in favor of this Agreement and who has properly exercised dissenters' rights with respect to such Shares in accordance with the MBCA (including Sections 302A.471 and 302A.473 thereof) and as of the Effective Time has neither effectively withdrawn nor lost its right to exercise such dissenters' rights ("DISSENTING SHARES"), will not be converted into or represent a right to receive the Merger Consideration pursuant to Section 2.6(a), but the holder thereof will be entitled to only such rights as are granted by the MBCA.

         (b) Notwithstanding the provisions of Section 2.7(a), if any Shareholder who demands dissenters' rights with respect to its Shares under the MBCA effectively withdraws or loses (through failure to perfect or otherwise) its dissenters' rights, then as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's Shares will automatically be converted into and represent only the right to receive the Merger Consideration as provided in Section 2.6(a), without interest thereon, upon surrender of the certificate or certificates formerly representing such Shares.

         (c) The Company will give Parent (i) prompt notice of any written intent to demand payment of the fair value of any Shares, withdrawals of such demands and any other instruments served pursuant to the MBCA received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to dissenters' rights under the MBCA. The Company may not voluntarily make any payment with respect to any exercise of dissenters' rights and may not, except with the prior written consent of Parent, settle or offer to settle any such dissenters' rights.

         2.8. SURRENDER OF SHARES; STOCK TRANSFER BOOKS. (a) Prior to the Effective Time, Purchaser will designate a bank or trust company selected by it to act as agent for the Shareholders in connection with the Merger (the "EXCHANGE AGENT") to receive the funds necessary to make the payments contemplated by Section 2.6 which bank or trust company will be located in the United States and have capital surplus and undivided profits exceeding $500,000,000. When and as needed, Parent will make available to the Exchange Agent for the benefit of the Shareholders the aggregate consideration to which the Shareholders will be entitled at the Effective Time pursuant to Section 2.6(a).

         (b) Each holder of a certificate or certificates representing any Shares canceled upon the Merger pursuant to Section 2.6(a) (the "CERTIFICATES") may thereafter surrender such Certificate or Certificates to the Exchange Agent, as agent for such holder, to effect the surrender of such Certificate or Certificates on such holder's behalf for a period ending one year after the Effective Time. Parent agrees that promptly after the Effective Time it will cause the distribution to the Shareholders as of the Effective Time of appropriate materials to facilitate such surrender. Upon the surrender of Certificates for cancellation, together with such materials, Parent will cause the Exchange Agent to promptly pay the holder of such Certificates in exchange therefor cash in an amount equal to the Merger Consideration multiplied by the number of Shares represented by such Certificate. Until so surrendered, each such Certificate (other than certificates representing Dissenting Shares and certificates representing Shares to be canceled pursuant to Section 2.6(b)) will represent solely the right to receive the aggregate Merger Consideration relating thereto.

         (c) If payment of cash in respect of canceled Shares is to be made to a Person other than the Person in whose name a surrendered Certificate or instrument is registered, it will be a condition to such payment that the Certificate or instrument so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the Certificate or instrument surrendered or shall have established to the satisfaction of the Surviving Corporation or the Exchange Agent that such tax either has been paid or is not payable.

         (d) At the Effective Time, the stock transfer books of the Company will be closed and there will not be any further registration of transfers of Shares outstanding prior to the Effective Time or otherwise issuable pursuant to Rights on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they will be canceled and exchanged for cash as provided in Section 2.6(a), except as provided in Sections 2.6(b) and
2.7. No interest will accrue or be paid on any cash payable upon the surrender of a Certificate or Certificates which represented Shares outstanding prior to the Effective Time or otherwise issuable pursuant to Rights.

         (e) Promptly following the date which is one year after the Effective Time, the Exchange Agent will deliver to the Surviving Corporation all cash, certificates and other documents in its possession relating to the transactions contemplated hereby, and the Exchange Agent's duties will terminate. Thereafter, each holder of a Certificate (other than Certificates representing Dissenting Shares and Certificates representing Shares held by Parent, Purchaser or any other direct or indirect wholly owned subsidiary of Parent) may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in consideration thereof, and Parent will and will cause the Surviving Corporation to promptly pay, the aggregate Merger Consideration relating thereto without any interest or dividends thereon.

         (f) The Merger Consideration will be net to the holder of Shares in cash, subject to reduction only for any applicable federal back-up withholding or, as set forth in Section 2.8(c), stock transfer taxes payable by such holder.

         (g) In the event any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof as determined in accordance with Section 2.6, provided that the Person to whom the Merger Consideration is paid shall, as a condition precedent to the payment thereof, give the Surviving Corporation a written indemnity agreement in form and substance reasonably satisfactory to the Surviving Corporation and, if reasonably deemed advisable by the Surviving Corporation, a bond in such sum as the Surviving Corporation may reasonably direct to indemnify the Surviving Corporation in a manner reasonably satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

         2.9. STOCK PLANS. (a) Without limiting the generality or effect of Sections 2.6 or 2.8 and notwithstanding the provisions hereof applicable to the Rights, the Company will use its reasonable best efforts (which include satisfying the requirements of Rule 16b-3(e) promulgated under Section 16 of the Exchange Act, without incurring any liability in connection therewith) to provide that, at the Effective Time, each holder of a then-outstanding option to purchase Shares under the Company's stock option plans set forth or required to be set forth in Section 2.9 of the Company Disclosure Letter (collectively, the "STOCK OPTION PLANS") (true and correct copies of which have been delivered or made available by Company to Parent), whether or not then exercisable (the "OPTIONS"), will, in settlement thereof, receive from the Company for each Share subject to such Option an amount (subject to any applicable withholding tax) in cash equal to the difference between the Merger Consideration and the per Share exercise price of such Option to the extent such difference is a positive number (such amount being hereinafter referred to as, the "OPTION CONSIDERATION"). Notwithstanding anything herein stated, no Option Consideration will be paid with respect to any Option unless, at or prior to the time of such payment, such Option is canceled and the holder of such Option has executed and delivered a release of any and all rights the holder had or may have had in respect of such Option.

               (b) Without limiting the generality or effect of Sections 2.6 or
2.8 and notwithstanding the provisions hereof applicable to the Rights, prior to the Effective Time, Company will use its reasonable best efforts to obtain all necessary consents or releases from holders of Options under the Stock Option Plans and take all such other lawful action as may be necessary to give effect to the transactions contemplated by this Section 2.9. Except as otherwise agreed to by the parties, (i) the Stock Option Plans will terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of Company or any Subsidiary thereof, including the Directors' Retainer Stock Deferral Plan, will be canceled as of the Effective Time and (ii) the Company will use its reasonable best efforts to assure that following the Effective Time no participant in the Stock Option Plans or such other plans, programs or arrangements will have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any Subsidiary thereof and to terminate all such plans and any Options or other Rights thereunder. Notwithstanding the foregoing, as requested by Parent, the Company will use its reasonable best efforts to assure that following the date of this Agreement, no participant in the 1994 Employee Stock Purchase Plan will have any right to change any election or increase his contribution thereunder, and the Company will take all such actions as may be available to it to cause such plan to be suspended in respect of equity securities of the Company or the Surviving Corporation(other than as to Shares payment for which was deducted from employees' payroll at or prior to the date hereof).


               III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to each of Parent and Purchaser, except as set forth in the letter, dated the date hereof, from the Company to Parent initialed by those parties (the "COMPANY DISCLOSURE LETTER"), as follows:

         3.1. EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Minnesota. The Company is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing could not reasonably be expected to have a Company Material Adverse Effect. The Company has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. Each of the Company's Subsidiaries is a corporation, partnership or national bank duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or partnership power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing could not reasonably be expected to have a Company Material Adverse Effect. The copies of the Company's articles of incorporation and bylaws previously made available to Parent are true and correct. As used in this Agreement, (a) the term "COMPANY MATERIAL ADVERSE EFFECT" means any change, effect, event or condition that has had or could reasonably be expected to (i) have a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole (other than any change, effect, event or condition generally applicable to the industry in which the Company and its Subsidiaries operate or changes in general economic conditions, except to the extent such changes, effects, events or conditions disproportionately affect the Company and its Subsidiaries, taken as a whole), or (ii) prevent or materially delay the Company's ability to consummate the transactions contemplated hereby and (b) the term "SUBSIDIARY" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions.

         3.2. AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENT. The Company has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby to be executed and delivered by it. Subject only to the approval of this Agreement, the Merger and the transactions contemplated hereby by the holders of a majority of the outstanding Shares, this Agreement, the Offer, the Merger and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents contemplated hereby to be executed and delivered by the Company (when executed and delivered pursuant hereto) will constitute, the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

         3.3. CAPITALIZATION. The authorized capital stock of the Company consists of 100,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of the close of business on February 8, 1999 (the "MEASUREMENT DATE"),(a) 49,644,364 Shares were issued and outstanding, each of which was duly authorized, validly issued, fully paid and nonassessable, (b) no shares of preferred stock of the Company had been designated or issued, (c) no Shares were held in treasury of the Company, (d) 10,847,549 Shares were reserved for issuance under the Stock Option Plans, the Directors' Retainer Stock Deferral Plan and the 1994 Employee Stock Purchase Plan, (e) Options had been granted and remain outstanding under the Stock Option Plans to purchase 9,622,746 Shares in the aggregate as more particularly described in Section 3.3 of the Company Disclosure Letter at the exercise prices set forth therein, and
(f) except for the Options and rights to the issuance of 7,391.85 Shares in the aggregate under the Directors' Retainer Stock Deferral Plan and the 1994 Employee Stock Purchase Plan, there are no outstanding Rights. Since the Measurement Date, no additional shares of capital stock of the Company have been issued, except pursuant to the exercise of options listed in Section 3.3 of the Company Disclosure Letter, the Directors' Retainer Stock Deferral Plan and the 1994 Employee Stock Purchase Plan, and no Rights have been granted. Except as described in the preceding sentence or as set forth in Section 3.3 of the Company Disclosure Letter, the Company has no outstanding bonds, debentures, notes or other securities or obligations the holders of which have the right to vote or which are convertible into or exercisable for securities having the right to vote on any matter on which any Shareholder of the Company has a right to vote. All issued and outstanding Shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities or other Rights which obligate the Company or any of its Subsidiaries to issue, exchange, transfer or sell any shares of capital stock of the Company or any of its Subsidiaries other than Shares issuable under the Stock Option Plans, the Directors' Retainer Stock Deferral Plan and the 1994 Employee Stock Purchase Plan, or awards granted pursuant thereto. As of the Measurement Date, there were no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries. As of the Measurement Date, there were no outstanding contractual obligations of the Company to vote or to dispose of any shares of the capital stock of any of its Subsidiaries.

         3.4. SUBSIDIARIES. Section 3.4 of the Company Disclosure Letter lists all of the Subsidiaries of the Company. The Company owns, directly or indirectly, all of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such Subsidiary) of each of the Company's Subsidiaries free and clear of all liens, pledges, security interests, claims or other encumbrances (collectively, "LIENS"). Each of the outstanding shares of capital stock (or such other ownership interests) of each of the

Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable. The following information for each Subsidiary of the Company has been previously made available to Parent, if applicable: (i) its jurisdiction of incorporation or organization; (ii) its authorized capital stock or share capital; and (iii) the number of issued and outstanding shares of capital stock, share capital or other equity interests.

         3.5. OTHER INTERESTS. Except for interests in the Company's Subsidiaries and except as disclosed in Section 3.5 of the Company Disclosure Letter, neither the Company nor any of the Company's Subsidiaries owns, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than (a) non-controlling investments in the ordinary course of business and corporate partnering, development, cooperative marketing and similar undertakings and arrangements entered into in the ordinary course of business and (b) other investments of less than $1.0 million in the aggregate).

         3.6. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated hereby will not, (i) conflict with or violate the articles of incorporation or bylaws or equivalent organizational documents of the Company or any of its Subsidiaries, (ii) subject to making the filings and obtaining the approvals identified in Section 3.6(b), conflict with or violate any statute, rule, regulation or other legal requirement ("LAW") or temporary, preliminary or permanent order, judgment or decree ("ORDER") or any memorandum of understanding with any Governmental Entity ("MOU") applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (iii) subject to making the filings, obtaining the approvals and effecting any other matters identified in Section 3.6 of the Company Disclosure Letter, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any property or asset of the Company or any of its Subsidiaries is bound or affected, except, in the case of clauses
(ii) and (iii) for any such conflicts, violations, breaches, defaults, events, losses, rights, payments, cancellations, encumbrances or other occurrences that could not either (i) result in a default or event of default or accelerate or require that the Company or any of its Subsidiaries pay prior to the scheduled maturity date or repurchase or offer to repurchase indebtedness owed to any Person that is in excess of $5.0 million or indebtedness in excess of $20.0 million in the aggregate or (ii) with respect to any other obligation, document or instrument, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect.

         (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement and the consummation by the Company of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign (each a "GOVERNMENTAL ENTITY"), except (i) for (A) applicable requirements, if any, of the Exchange Act, (B) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR ACT"), (C) Chapter 80B of the Minnesota Statutes and similar Laws of other states, (D) the requirements of the Change in Bank Control Act, as amended, and the rules and regulations thereunder (the "CIBC ACT"), and (E) the filing of articles of merger pursuant to the MBCA or (ii) where the failure to obtain any such consents, approvals, authorizations or permits, or to make such filings or notifications, could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         3.7. COMPLIANCE WITH LAWS. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any Law, Order or MOU applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except for such conflicts, defaults or violations that could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company and its Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable Law or government regulations in connection with their business as now conducted, except where the failure to obtain any such item or to take any such action could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         3.8. SEC DOCUMENTS. (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC since January 1, 1996 (collectively, the "COMPANY REPORTS"). As of their respective dates, the Company Reports and any such reports, forms and other documents filed by the Company with the SEC after the date of this Agreement (i) complied, or will comply, in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Exchange Act and the rules and regulations thereunder and (ii) did not, or will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representation in clause (ii) of the preceding sentence does not apply to any misstatement or omission in any Company Report filed prior to the date of this Agreement which was superseded by a subsequent Company Report filed prior to the date of this Agreement. Except as disclosed in
Section 3.8 of the Company Disclosure Letter, no Subsidiary of the Company is required to file any report, form or other document with the SEC.

         (b) Each of the financial statements included in or incorporated by reference into the Company Reports (including the related notes and schedules) presents fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of its date or, if applicable, the consolidated results of operations, retained earnings or cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein (subject, in the case of unaudited statements, to normal year-end audit adjustments, none of which is material in kind or amount except as noted therein and except to the extent that generally accepted accounting principles do not require footnote disclosure in unaudited financial statements).

         (c) Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a consolidated balance sheet of the Company or described or referred to in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied based upon facts known to the Company as at the date of this Agreement, except for (i) liabilities or obligations that were so reserved on, or reflected in (including the notes to), the consolidated balance sheet of the Company as of September 25, 1998 or any Company Filed Report or disclosed in Section 3.8 of the Company Disclosure Letter, (ii) liabilities or obligations arising in the ordinary course of business (including trade indebtedness) since September 25, 1998, and (iii) liabilities or obligations which could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         (d) Set forth in Section 3.8 of the Company Disclosure Letter is a listing of all of the Company's indebtedness for borrowed money outstanding as of the Measurement Date setting forth in each case the principal amount thereof. No payment defaults have occurred and are continuing under the agreements and instruments governing the terms of such indebtedness.

         3.9. LITIGATION. Except as described in Section 3.9 of the Company Disclosure Letter, there are no actions, suits or proceedings pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries and there are no Orders of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries, except actions, suits, proceedings or Orders that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

         3.10. ABSENCE OF CERTAIN CHANGES. Except as described in the Company Reports or other reports filed by the Company with the SEC and publicly available prior to the date hereof (the "COMPANY FILED REPORTS") or disclosed in
Section 3.10 of the Company Disclosure Letter, from January 1, 1998 to the date of this Agreement, there has not been (a) any Company Material Adverse Effect,
(b) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock other than customary quarterly cash dividends paid through August, 1998, (c) any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for any shares of the Company's capital stock, (d) any granting of any increase in compensation by the Company or any of its Subsidiaries to any director, executive officer or any other key employee of the Company, other than in the ordinary course of business or in connection with a promotion, (e) any granting by the Company or any of its Subsidiaries to any such director, executive officer or key employee of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent financial statements included in the Company Filed Reports or referred to in Section 3.10 of the Company Disclosure Letter, (f) any entry by the Company or any of its Subsidiaries into any employment, severance or termination agreement with any such director, executive officer or key employee, or (g) except insofar as may be required by a change in generally accepted accounting principles, any change in accounting methods, principles or practices by the Company. For purposes of this Agreement, "KEY EMPLOYEE" means any employee whose current salary and targeted bonus exceeds $200,000 per annum.
Section 3.10 of the Company Disclosure Letter contains a true and complete list of all agreements or plans providing for termination or severance pay to any officer, director or key employee of the Company.

         3.11. TAXES. (a) Except as could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company has timely filed with the appropriate governmental authorities all Tax Returns required to be filed by or with respect to the Company, (ii) all Taxes shown to be due on such Tax Returns, all Taxes required to be paid on an estimated or installment basis, and all Taxes required to be withheld with respect to the Company have been timely paid or, if applicable, withheld and paid, to the appropriate taxing authority in the manner provided by Law, (iii) the reserve for Taxes set forth on the consolidated balance sheet of the Company and its Subsidiaries as of September 25, 1998 is adequate for the payment of all Taxes through the date thereof and no Taxes have been incurred after September 25, 1998 which were not incurred in the ordinary course of business, (iv) no Federal, state, local or foreign audits, administrative proceedings or court proceedings are pending with regard to any Taxes or Tax Returns of the Company and there are no outstanding deficiencies or assessments asserted or proposed, and (v) there are no outstanding agreements, consents or waivers extending the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company except as disclosed in Section 3.11 of the Company Disclosure Letter, and the Company is not a party to any agreement providing for the allocation or sharing of Taxes.

         (b) The Company has not filed a consent to the application of Section 341(f) of the Internal Revenue Code of 1986, as amended (the "CODE").

         (c) The Company is not and has not been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(ii) of the Code.

         (d) No indebtedness of the Company is "corporate acquisition indebtedness" within the meaning of Section 279(b) of the Code.

         (e) Since January 1, 1993, the Company has not been a member of an affiliated group filing consolidated Tax Returns other than a federal income tax group the common parent of which is the Company.

         (f) For purposes of this Agreement, "TAXES" means all taxes, charges, fees, levies or other assessments imposed by any United States Federal, state, or local taxing authority or by any non-U.S. taxing authority, including but not limited to, income, gross receipts, excise, property, sales, use, transfer, payroll, license, ad valorem, value added, withholding, social security, national insurance (or other similar contributions or payments), franchise, estimated, severance, stamp and other taxes (including any interest, fines, penalties or additions attributable to or imposed on or with respect to any such taxes, charges, fees, levies or other assessments).

         (g) For purposes of this Agreement, "TAX RETURN" means any return, report, information return or other document (including any related or supporting information and, where applicable, profit and loss accounts and balance sheets) with respect to Taxes.

         (h) Purchaser and the Company will cooperate in the preparation, execution and filing of all returns, applications or other documents regarding any real property, transfer, stamp, recording, documentary (including any New York State Real Estate Transfer Tax) and any other similar fees and taxes which become payable in connection with the Offer or the Merger (collectively, "TRANSFER TAXES"). From and after the Effective Time, except as contemplated by
Section 1.1, 2.8(c) and 2.8(f), the Surviving

Corporation will pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of Shares, all Transfer Taxes.

         (i) The Company received a private letter ruling (the "RULING") from the Internal Revenue Service ("IRS"), dated August 17, 1998 (Reference CC:DOM:CORP:2, PLR-119863-97), a copy of which has been provided to Parent, as to United States federal income tax consequences of the spinoff of Metris Companies Inc. ("METRIS") and the certain transactions related thereto (the "SPINOFF"), and the Ruling has not been modified, supplemented or revoked. To the Knowledge of the Company, there are no considerations on the part of the IRS to modify, supplement or revoke the Ruling. The representations of the Company in (j), (v) and (x) of the Ruling, were true, correct and complete from the date submitted through and including the date of the Spinoff.

         3.12. PROPERTY. (a) Section 3.12(a) of the Company Disclosure Letter contains a true and complete list of all (i) patents and patent applications in the name of the Company or any of its Subsidiaries, (ii) trademark and service mark registrations and applications in the name of the Company or any of its Subsidiaries, and (iii) all material licenses related to the foregoing.

         (b) Except as set forth in Section 3.12(b) of the Company Disclosure Letter, the Company or one of its Subsidiaries owns or has the valid right to use all intellectual property used by it in connection with its business, including without limitation (i) trademarks and service marks (registered or unregistered) and trade names, and all goodwill associated therewith, (ii) patents, patentable inventions, discoveries, improvements, ideas, know-how, processes and Computer Software, (iii) trade secrets and the right to limit the use or disclosure thereof, (iv) copyrights in all works, including software programs and mask works, and (v) domain names (collectively, "INTELLECTUAL PROPERTY"), except where the failure to own or have the valid right to use the Intellectual Property could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, the term "COMPUTER SOFTWARE" means (A) any and all computer programs and applications consisting of sets of statements and instructions to be used directly or indirectly in computer software or firmware whether in source code or object code form, (B) databases and compilations, including without limitation any and all data and collections of data, whether machine readable or otherwise, (C) all versions of the foregoing including, without limitation, all screen displays and designs thereof, and all component modules of source code or object code or natural language code therefor, and whether recorded on papers, magnetic media or other electronic or non-electronic device, (D) all descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing, and (E) all documentation, including without limitation all technical and user manuals and training materials, relating to the foregoing. Except as could not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect, (1) all grants, registrations and applications for Intellectual Property that are used in and are material to the conduct of the businesses of the Company as currently conducted (x) are valid, subsisting, in proper form and have been duly maintained, including the submission of all necessary filings and fees in accordance with the legal and administrative requirements of the appropriate jurisdictions and (y) have not lapsed, expired or been abandoned,
(2) to the Knowledge of the Company, (x) there are no conflicts with or infringements of any Intellectual Property by any third party and (y) the conduct of the businesses of the Company as currently conducted does not conflict with or infringe any proprietary right of any third party, (3) there is no claim, suit, action or proceeding pending or, to the Knowledge of the Company, threatened against the Company (x) alleging any such conflict or infringement with any third party's proprietary rights or (y) challenging the ownership, use, validity or enforceability of the Intellectual Property, (4) all consents, filings and authorizations by or with third parties necessary with respect to the consummation of the transactions contemplated hereby as they may affect the Intellectual Property have been obtained, (5) the Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property, and (6) no former or present employees, officers or directors of the Company hold any right, title or interest directly or indirectly, in whole or in part, in or to any Intellectual Property.

         (c) Section 3.12(c) of the Company Disclosure Letter sets forth all of the real property owned in fee by the Company or any of its Subsidiaries (the "OWNED REAL PROPERTY"). The Company or one of its Subsidiaries has good and valid title to each parcel of Owned Real Property (other than as disclosed in the Company Filed Reports) free and clear of all Liens except (i) those specified in Section 3.12(c) of the Company Disclosure Letter or reflected or reserved against in the latest balance sheet of the Company included in the Company Filed Reports, (ii) taxes and general and special assessments not in default and payable without penalty and interest, (iii) inchoate mechanics', materialmen's, warehouse and similar Liens securing obligations that are incurred in the ordinary course and are not delinquent, and (iv) other Liens that could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (collectively, "PERMITTED LIENS").

         (d) The Company has heretofore made available to Parent true, correct and complete copies of all leases, subleases and other agreements (the "REAL PROPERTY LEASES") under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property or facility and base rent exceeds $1.0 million annually (the "LEASED REAL PROPERTY"), including without limitation all modifications, amendments and supplements thereto. Except in each case where the failure could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company or one of its Subsidiaries has a valid leasehold interest in each parcel of Leased Real Property free and clear of all Liens except Permitted Liens and each Real Property Lease is in full force and effect, (ii) all rent and other sums and charges due and payable by the Company or its Subsidiaries as tenants thereunder are current in all material respects, (iii) no termination event or condition or uncured default of a material nature on the part of the Company or any such Subsidiary or, to the Knowledge of the Company, the landlord, exists under any Real Property Lease, and (iv) the Company or one of its Subsidiaries is in actual possession of each Leased Real Property and is entitled to quiet enjoyment thereof in accordance with the terms of the applicable Real Property Lease.

         3.13. MILLENNIUM COMPLIANCE. The Company has adopted and implemented a plan to investigate and correct "year 2000 problems" associated with the operation of the Company's and its Subsidiaries' businesses. The Company has provided to Parent a complete and correct copy of such plan, an accurate written explanation of the costs that the Company and its Subsidiaries have incurred to investigate and correct the "year 2000 problem," as well as a written report of its estimates of the costs to be incurred in the future to investigate and correct the "year 2000 problem." Neither the Company nor any of its Subsidiaries has received written notice from the OCC that any Subsidiary of the Company that is a national bank fails to comply with the guidelines of the OCC with respect to "year 2000 problems."

         3.14. CONTRACTS. (a) There have been made available to Parent true, correct and complete copies of all of the following contracts to which Company or any of its Subsidiaries is a party or by which any of them is bound as of the date of this Agreement (collectively, the "MATERIAL CONTRACTS"): (i) contracts with any director of the Company, material contracts (other than those terminable at will without penalty) with any current officer of the Company or any of its Subsidiaries and employment, severance or termination agreements with any executive officer of the Company or any of its Subsidiaries; (ii) contracts
(A) for the sale (other than completed sales) of material assets of the Company or any of its Subsidiaries, other than contracts entered into in the ordinary course of business or (B) for the grant to any person of any preferential rights to purchase any of its assets; (iii) contracts which restrict the Company or any of its Subsidiaries from competing in any line of business or with any person in any geographical area, other than those the performance or breach of which could not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect; and (iv) indentures, credit agreements, security agreements, mortgages, guarantees, promissory notes and other contracts relating to the borrowing of money, other than (A) any of the foregoing with respect to indebtedness to any Person of less than $5.0 million, (B) intercompany loans or guarantees between the

Company and any of its Subsidiaries or between any such Subsidiaries or for the benefit of, or guaranteeing or securing obligations of, the Company or a Subsidiary of the Company and (C) security agreements covering personal property that are not individually or in the aggregate material to the Company and its Subsidiaries, taken as a whole.

         (b) Except as specified in Section 3.14 of the Company Disclosure Letter, all of the Material Contracts are in full force and effect and are the legal, valid and binding obligations of the Company and/or its Subsidiaries, enforceable against them in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), except where the failure of such Material Contracts to be in full force and effect or to be legal, valid, binding or enforceable against the Company and/or its Subsidiaries has not had and could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as specified in
Section 3.14 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is in breach or default in any material respect under any Material Contract nor, to the Knowledge of the Company, is any other party to any Material Contract in breach or default thereunder in any material respect, except for such breaches or defaults that have not had and could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         3.15. ENVIRONMENTAL MATTERS. (a) Except as disclosed in the Company Filed Reports, as specified in Section 3.15 of the Company Disclosure Letter or as could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: (i) neither the Company nor any of its Subsidiaries has violated or is in violation of any Environmental Law; (ii) none of the Owned Real Property or Leased Real Property (including without limitation soils and surface and ground waters) are contaminated with any Hazardous Substance in quantities which require investigation or remediation under Environmental Laws; (iii) neither the Company nor any of its Subsidiaries is liable for any off-site contamination; (iv) neither the Company nor any of its Subsidiaries has any liability or remediation obligation under any Environmental Law; (v) no assets of the Company or any of its Subsidiaries are subject to pending or, to the Knowledge of the Company, threatened Liens under any Environmental Law; (vi) the Company and its Subsidiaries have all Permits required under any Environmental Law ("ENVIRONMENTAL PERMITS"); and (vii) the Company and its Subsidiaries are in compliance with their respective Environmental Permits.

         (b) For purposes of this Agreement, the term (i) "ENVIRONMENTAL LAWS" means any federal, state or local Law relating to: (A) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) otherwise relating to pollution of the environment or the protection of human health, and (ii) "HAZARDOUS SUBSTANCES" means: (A) those materials, pollutants and/or substances defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Toxic Substance Control Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Clean Air Act; (B) petroleum and petroleum products including crude oil and any fractions thereof; (C) natural gas, synthetic gas and any mixtures thereof; (D) radon; (E) any other contaminant; and (F) any materials, pollutants and/or substance with respect to which any Governmental Entity requires environmental investigation, monitoring, reporting or remediation.

         3.16. EMPLOYEE BENEFIT PLANS. Except as described in the Company Filed Reports (and subsequent financial and actuarial statements and reports furnished to Parent or its agents prior to the date hereof), as described in Section 3.16 of the Company Disclosure Letter or as could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) all employee benefit plans or programs maintained for the benefit of the current or former employees or directors of the Company or any of its Subsidiaries that are sponsored, maintained or contributed to by the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has any liability, including without limitation any such plan that is an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")(the "COMPANY BENEFIT PLANS"), are in compliance with all applicable requirements of Law, including ERISA and the Code, (b) neither the Company nor any of its Subsidiaries has any liabilities or obligations with respect to any such employee benefit plans or programs, whether accrued, contingent or otherwise, other than the obligations arising in the ordinary course of the operation or administration of such plans or routine claims for benefits under such plans, nor to the Knowledge of the Company are any such liabilities or obligations expected to be incurred, and (c) neither the Company nor any of its Subsidiaries is a party to any contract or other arrangement under which, after giving effect to the Offer or the Merger, Parent or the Surviving Corporation would be obligated to make any "parachute" payment within the meaning of the Code. Except as described in Section 3.16 of the Company Disclosure Letter, the execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, program, policy, arrangement or agreement or any trust, loan or funding arrangement that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. The Company has made available to Parent true, complete and correct copies of the plan documents for the Company Benefit Plans.

         3.17. STATE TAKEOVER STATUTES. The Company Board and the Special Committee have approved the Offer, the Merger, this Agreement and the transactions contemplated hereby and, assuming the accuracy of Parent's and Purchaser's representation in Section 4.8, such approval is sufficient to render inapplicable to the Offer, the Merger, this Agreement and the transactions contemplated hereby, the provisions of Sections 302A.671, 302A.673 and 302A.675 of the MBCA and the super-majority voting requirements of Article VII of the Company's articles of incorporation. No other "fair price," "merger moratorium," "control share acquisition" or other anti-takeover statute or similar statute or regulation (other than Chapter 80B of the Minnesota Statutes) applies or purports to apply to the Merger, this Agreement, the Offer or any of the transactions contemplated hereby or thereby.

         3.18. VOTING REQUIREMENTS. The affirmative vote of the holders of a majority of the issued and outstanding Shares, voting as a single class at the Company Shareholders' Meeting to adopt this Agreement, is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby.

         3.19. NO BROKERS. The Company has not entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of the Company or Parent to pay any investment banker's or finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that the Company has retained SSB as its financial advisor and, in addition, has agreed to make a $500,000 payment, in each case pursuant to arrangements which have been disclosed to Parent prior to the date hereof. Other than the foregoing arrangements, to the Knowledge of the Company, there is no claim for payment by the Company of any investment banker's or finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. The Company or, if the Effective Time occurs, the Surviving Corporation, will pay all amounts owed pursuant to the foregoing arrangements.

         3.20. OPINION OF SSB. The Company Board has received the opinion of SSB to the effect that, as of the date of this Agreement, the cash consideration to be received by the

Shareholders (other than Parent and its Affiliates) in the Offer and the Merger is fair to such Shareholders from a financial point of view.

         3.21. OFFER DOCUMENTS; PROXY STATEMENT. (a) The proxy statement to be sent to the Shareholders in connection with a meeting of the Shareholders to consider the Merger (the "COMPANY SHAREHOLDERS' MEETING") or the information statement to be sent to Shareholders, as appropriate (such proxy statement or information statement, as amended or supplemented, is herein referred to as the "PROXY STATEMENT"), at the date mailed to the Shareholders and at the time of the Company Shareholders' Meeting (i) will comply in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither the Schedule 14D-9 nor any of the information relating to the Company or its Affiliates provided by or on behalf of the Company specifically for inclusion in the Schedule 14D-1 or the other Offer Documents will, at the respective times the Schedule 14D-9, the Schedule 14D-1 and the other Offer Documents or any amendments or supplements thereto are filed with the SEC and are first published, sent or given to the Shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No representation or warranty is made by the Company with respect to any information supplied by Parent or Purchaser or their counsel or other authorized representatives specifically for inclusion in the Proxy Statement or the Schedule 14D-9.


     IV. REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

         Each of Parent and Purchaser represents and warrants to the Company, except as set forth in the letter, dated the date hereof, from Parent to the Company initialed by those parties (the "PARENT DISCLOSURE LETTER"), as follows:

         4.1. EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY. Each of Parent and Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and Minnesota, respectively. Parent is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing could not reasonably be expected to prevent or materially delay Parent's or Purchaser's ability to consummate the transactions contemplated hereby (a "PARENT MATERIAL ADVERSE EFFECT"). Parent has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. The copies of the certificate of incorporation and bylaws of Parent and the articles of incorporation and bylaws of Purchaser previously made available to the Company are true and correct.

         4.2. AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENT. Each of Parent and Purchaser has the requisite corporate power and authority to execute and deliver this Agreement, and all agreements and documents contemplated hereby to be executed by it. This Agreement, the Offer, the Merger and the consummation by Parent and Purchaser of the transactions contemplated hereby have been duly and validly authorized by the respective Boards of Directors of Parent and Purchaser and by Parent as sole shareholder of Purchaser, and no other corporate action on the part of Parent and Purchaser is necessary to authorize this Agreement, the Offer and the Merger or to consummate the transactions contemplated hereby. This Agreement constitutes, and all agreements and documents contemplated hereby to be executed and delivered by Parent or Purchaser (when executed and delivered pursuant hereto) will constitute, the valid and binding obligations of Parent or Purchaser, as the case may be, enforceable respectively against them in accordance with their respective terms.

         4.3. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by Parent and Purchaser do not, and the consummation by Parent and Purchaser of the transactions contemplated hereby will not, (i) conflict with or violate the certificate of incorporation, articles of incorporation or bylaws of Parent or Purchaser, (ii) subject to making the filings and obtaining the approvals identified in Section 4.3(b), conflict with or violate any Law, Order or MOU applicable to Parent or any of its Subsidiaries or by which any property or asset of Parent or any of its Subsidiaries is bound or affected, or (iii) subject to making the filings, obtaining the approvals and effecting any other matters identified in Section 4.3 of the Parent Disclosure Letter, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a Lien on any property or asset of Parent or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any property or asset of Parent or any of its Subsidiaries is bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, events, losses, rights, payments, cancellations, encumbrances or other occurrences that could not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

         (b) The execution and delivery of this Agreement by Parent and Purchaser do not, and the performance of this Agreement and the consummation of the transactions contemplated hereby by either of them will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for (A) applicable requirements, if any, of the Exchange Act, (B) the pre-merger notification requirements of the HSR Act, (C) under Chapter 80B of the Minnesota Statutes and similar laws of other states, (D) the requirements of the CIBC Act, and (E) the filing of articles of merger pursuant to the MBCA, or (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications could not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

         4.4. NO BROKERS. Except for arrangements with Credit Suisse First Boston, neither Parent nor Purchaser has entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of the Company to pay any investment banker's or finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. Parent will pay all amounts owed to Credit Suisse First Boston pursuant to the foregoing arrangements.

         4.5. OFFER DOCUMENTS; PROXY STATEMENT. None of the information supplied by Parent, Purchaser or their respective officers, directors, representatives, agents or employees, for inclusion in the Proxy Statement, or in any amendments thereof or supplements thereto, will, on the date the Proxy Statement is first mailed to Shareholders or at the time of the Company Shareholders' Meeting, contain any statement which, at such time and in light of the circumstances under which it will be made, will be false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders' Meeting which has become false or misleading. Neither the Offer Documents nor any amendments thereof or supplements thereto, nor any information supplied by Parent or Purchaser specifically for inclusion in the Schedule 14D-9 nor any amendments thereof or supplements thereto, will, at any time the Offer Documents or the Schedule 14D-9 or any such amendments or supplements are filed with the SEC or first published, sent or given to the Shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Parent and Purchaser do not make any representation or warranty with respect to any Company SEC Information. The Offer Documents and any amendments or supplements thereto will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

         4.6. FINANCING. Parent and Purchaser have, or will have, available all of the funds or have the borrowing capacity necessary for the acquisition of the outstanding Shares pursuant to the Offer and the Merger and to perform their respective obligations under this Agreement.

         4.7. LITIGATION. There are no actions, suits or proceedings pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries as of the date of this Agreement and there are no Orders of any Governmental Entity or arbitrator outstanding against Parent or any of its Subsidiaries, that could, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect.

         4.8. OWNERSHIP OF SHARES. Except for Shares owned by employment benefit plans maintained or contributed to by Parent or any of its Subsidiaries (the "PARENT BENEFIT PLANS") or as set forth in the Parent Disclosure Letter, neither Parent nor, to its Knowledge, any of its Affiliates or Associates, each as defined in the Exchange Act (excluding for purposes hereof any outside director of Parent, provided that such directors do not hold in the aggregate more than 1% of the Shares), (i) beneficially owns (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of the Company.


                                  V. COVENANTS

         5.1.  CONDUCT OF BUSINESS.

         (a) CONDUCT OF BUSINESS BY THE COMPANY. During the period from the date of this Agreement to the Effective Time, except as expressly provided by this Agreement or Section 5.1 of the Company Disclosure Letter, the Company will, and will cause its Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use their reasonable efforts to preserve intact their current business organizations, use their reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those Persons having business dealings with them to the end that their goodwill and ongoing businesses will be unimpaired at the Effective Time. Without limiting the generality or effect of the foregoing, except as expressly and specifically described in Section 5.1 of the Company Disclosure Letter or as expressly provided by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company will not, and will not permit any of its Subsidiaries to, without the consent of Parent or Purchaser:

               (i) other than dividends and distributions (including liquidating distributions) by a direct or indirect wholly owned Subsidiary of the Company to its parent, or by a Subsidiary that is partially owned by the Company or any of its Subsidiaries, provided that the Company or any such Subsidiary receives or is to receive its proportionate share thereof, (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities provided that nothing herein stated will limit the Company's right to cancel the Options in exchange for the Option Consideration;

               (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities except for the issuance of Shares pursuant to the exercise of Options that are outstanding on the Measurement Date, or pursuant to the Directors' Retainer Stock Deferral Plan or the 1994 Employee Stock Purchase Plan (to the extent Shares have been paid for with payroll deductions at or prior to the date of this Agreement), provided that nothing herein stated will limit the Company's right to cancel the Options in exchange for the Option Consideration;

               (iii) amend its articles of incorporation, bylaws or other comparable organizational documents;

               (iv) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof;

               (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, other than (x) in the ordinary course of business consistent with past practice and (y) sales of assets which do not individually or in the aggregate exceed $5.0 million;

               (vi) (A) incur any indebtedness for borrowed money (other than indebtedness of the Company to any Subsidiary of the Company or of any Subsidiary of the Company to the Company or to any other Subsidiary of the Company) or guarantee any such indebtedness of another Person other than the Company or a Subsidiary of the Company, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person other than the Company or a Subsidiary of the Company, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person other than the Company or a Subsidiary of the Company or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (B) make any loans, advances or capital contributions to, or investments in, any other Person, other than to the Company or any Subsidiary of the Company or to officers and employees of the Company or any of its Subsidiaries for travel, business or relocation expenses in the ordinary course of business;

               (vii) make or agree to make any capital expenditure or capital expenditures other than capital expenditures set forth in the operating budget of the Company previously furnished to Parent and additional capital expenditures not to exceed $5.0 million in the aggregate;

               (viii) any change to its accounting methods, principles or practices, except as may be required by generally accepted accounting principles;

               (ix) except as required by Law or contemplated hereby, enter into, adopt or amend in any material respect or terminate any Company Stock Plan or any other agreement, plan or policy involving the Company or any of its Subsidiaries and one or more of their directors, officers or employees, or materially change any actuarial or other assumption used to calculate funding obligations with respect to any Company pension plans, or change the manner in which contributions to any Company pension plans are made or the basis on which such contributions are determined;

               (x) increase the compensation of any director, executive officer or, except in the ordinary course of business, any other key employee of the Company or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such Person;

               (xi) enter into or amend in any material respect any Material Contract or enter into any contract or agreement, written or oral, with any Affiliate, associate or relative of the Company (other than the Company or any Subsidiary of the Company) or make any payment to or for the benefit of, directly or indirectly, any of the foregoing other than payments to directors and officers in the ordinary course of business or pursuant to agreements or arrangements in effect prior to the date of this Agreement that are disclosed in Section 5.1 of the Company Disclosure Letter; or

               (xii) authorize, or commit or agree to take, any of the foregoing actions.

         (b) OTHER ACTIONS. Except as required by Law, neither the Company, on the one hand, nor Parent or Purchaser, on the other hand, will, and will not permit any of their respective Subsidiaries to, voluntarily take any action that would, or that could reasonably be expected to, result in (i) any of the conditions to the Merger set forth in Article VI not being satisfied or (ii) prior to the completion of the Offer, the condition set forth in subparagraph
(iii) of Annex A not being satisfied.

         (c) ADVICE OF CHANGES. Each of the Company and Parent will use reasonable efforts to promptly advise the other party orally and in writing if it obtains Knowledge and, to its Knowledge, the other party does not also have Knowledge of (i) any representation or warranty set forth in this Agreement becoming untrue or inaccurate in any respect that could reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be, or (ii) a failure by it to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement which failure to comply or satisfy could reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be.

         (d) MEETING OF SHAREHOLDERS. (i) The Company will take all action necessary in accordance with applicable Law and its articles of incorporation and bylaws to convene a meeting of the Shareholders as promptly as practicable after the Offer Completion Date to consider and vote upon the approval of this Agreement. The Company Board will recommend such approval and the Company will take all lawful action to solicit such approval, including without limitation timely mailing any Proxy Statement, provided, however, that such recommendation or solicitation (but not such actions to convene the Company Shareholders' Meeting) is subject to any action, including any withdrawal or change of its recommendation, taken by, or upon authority of, the Company Board, as the case may be, in the exercise of its good faith judgment and in conformity with the advice of outside counsel (notice of which will be promptly given to Parent and Purchaser) that such action is required in order to satisfy the fiduciary duties of the members of the Company Board to Shareholders imposed by Law. Without limiting the generality or effect of any other provision hereof, the Company's obligations pursuant to the first sentence of this Section 5.1(d) will not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal.

         (ii) Notwithstanding Section 5.1(d)(i) hereof, in the event that Parent, Purchaser or any other Subsidiary of Parent acquires at least 90% of the outstanding Shares pursuant to the Offer or otherwise, the parties hereto will take all necessary and appropriate action to cause the Merger to become effective in accordance with Section 302A.621 of the MBCA without a meeting of the Shareholders as soon as practicable after the acceptance for payment and purchase of Shares by Purchaser pursuant to the Offer.

         5.2. NO SOLICITATION. (a) The Company, its affiliates and their respective officers, directors, employees, representatives and agents will immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any Company Takeover Proposal. The Company will not, nor will it permit any of its Subsidiaries to, nor will it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly, (i) solicit or initiate (including without limitation by way of furnishing information), or take any other action (other than as required by
Law) designed or reasonably likely to facilitate, any inquiries or the making of any proposal which constitutes or reasonably may give rise to any Company Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Company Takeover Proposal, provided, however, that if, at any time prior to the date on which Purchaser purchases Shares in the Offer (the "OFFER COMPLETION DATE"), the Company Board determines in good faith and in conformity with the advice of outside counsel, that failure to do so would result in a breach of its fiduciary duties to the Shareholders under applicable Law, the Company may, in response to a Company Takeover Proposal which was not solicited by it and did not otherwise result from a breach of any provision of this Agreement, (A) furnish information with respect to the Company and each of its Subsidiaries and access to the Company and its Subsidiaries and their personnel to any Person pursuant to a customary confidentiality agreement not more favorable to the recipient of such information than the Confidentiality Agreement and (B) participate in discussions and negotiations regarding such Company Takeover Proposal. For purposes of this Agreement, "COMPANY TAKEOVER PROPOSAL" means any inquiry, proposal or offer from any Person relating to any direct or indirect acquisition or purchase of 20% or more of the assets of the Company and its Subsidiaries, taken as a whole, or 20% or more of any class of equity securities of the Company or any of its Subsidiaries, any tender offer or exchange offer for Shares of any class of equity securities of the Company or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement, or any other transaction that is intended or could reasonably be expected to prevent the completion of the transactions contemplated hereby.

         (b) Except as expressly permitted by this Section 5.2(b), neither the Company Board nor any committee thereof may (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent or Purchaser, the approval or recommendation by the Company Board or such committee of the Offer, the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Company Takeover Proposal, or (iii) cause or authorize the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Company Takeover Proposal (each, a "COMPANY ACQUISITION AGREEMENT"). Notwithstanding the foregoing, in the event that prior to the Offer Completion Date, the Company Board determines in good faith, after the Company has received a Superior Proposal and in conformity with the advice of outside counsel, that failure to do so would result in a breach of its fiduciary duties to the Shareholders under applicable Law, the Company Board may upon not less than three business days notice to Parent of its intention to do so withdraw or modify or propose publicly to withdraw or modify its approval or recommendation of the Offer, the Merger or this Agreement, or approve or recommend, or propose publicly to approve or recommend a Superior Proposal or, subject to Section 7.5, enter into a Company Acquisition Agreement, provided, however, that in connection therewith, the Company simultaneously terminates this Agreement pursuant to
Section 7.3(c). For purposes of this Agreement, "SUPERIOR PROPOSAL" means a Company Takeover Proposal that (x) involves the direct or indirect acquisition or purchase of 50% or more of the assets of the Company and its Subsidiaries or 50% or more of any class of equity securities of the Company or any of its Subsidiaries, (y) involves payment of consideration to the Shareholders and other terms and conditions that, taken as a whole, are superior to the Offer and the Merger, and (z) is made by a Person reasonably capable of completing such Company Takeover Proposal, taking into account the legal, financial, regulatory and other aspects of such Company Takeover Proposal and the Person making such Company Takeover Proposal.

         (c) In addition to the obligations of the Company set forth in Section 5.2(a) and (b), the Company will (i) immediately advise Parent orally and in writing of any request for information or of any Company Takeover Proposal and the material terms and conditions of such request or Company Takeover Proposal and (ii) keep Parent reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Company Takeover Proposal.

         (d) Nothing contained in this Section 5.2 will prohibit the Company from taking and disclosing to the Shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Shareholders if the Company Board determines in good faith in conformity with the advice of outside counsel that failure to do so would result in a breach of its fiduciary duties to Shareholders under applicable Law, provided, however, that neither the Company nor the Company

Board nor any committee thereof may, except as expressly permitted by Section
5.2 or required by Rule 14e-2(a) promulgated under the Exchange Act, withdraw or modify, or propose publicly to withdraw or modify, its position with respect to the Offer, this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a Company Takeover Proposal.

         5.3. FILINGS, REASONABLE EFFORTS. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties will use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things, necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including all reasonable efforts to (i) obtain all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and make all necessary registrations and filings (including filings with Governmental Entities) and take all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) obtain all necessary material consents, approvals or waivers from third parties, (iii) defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any adverse Order entered by any court or other Governmental Entity vacated or reversed, and (iv) execute and deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Nothing set forth in this
Section 5.3 will limit or affect actions permitted to be taken pursuant to
Section 5.2.

         (b) In connection with, and without limiting the foregoing, the Company and Parent will, and Parent will cause Purchaser to, (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation (other than Chapter 80B of the Minnesota Statutes) is or becomes applicable to the Offer, the Merger or any of the other transactions contemplated hereby and (ii) if any state takeover statute or similar statute or regulation becomes applicable thereto, take all action necessary to ensure that the Offer and the Merger and such other transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation thereon.

         (c) Notwithstanding any other provision hereof, in no event will Parent be required to agree to any divestiture, hold- separate or other requirement in connection with this Agreement or any of the transactions contemplated thereby.

         5.4. INSPECTION OF RECORDS. (a) From the date hereof to the Effective Time, upon reasonable notice, the Company will (i) allow all designated officers, attorneys, accountants and other representatives of Parent reasonable access at all reasonable times to the offices, records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs, of the parties and their respective Subsidiaries, as the case may be and (ii) furnish to Parent and its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request. Parent and Purchaser will make all reasonable efforts to minimize any disruption to the business of the Company and its Subsidiaries that may result from such access and from the requests for data and information hereunder.

         (b) Subject to the requirements of applicable Law, and except for such actions as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer and the Merger, the parties will, and will instruct each of their respective Affiliates, associates, partners, employees, agents and advisors to, hold in confidence all such information as is confidential or proprietary, will use such information only in connection with the Offer and the Merger and, if this Agreement is terminated in accordance with its terms, will deliver promptly to the other all copies of such information (and any copies, compilations or extracts thereof or based thereon) then in their possession or under their control.

         5.5. PUBLICITY. The initial press release relating to this Agreement will be a joint press release and thereafter the Company and Parent will, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any Governmental Entity or with any national securities exchange with respect thereto.

         5.6. PROXY STATEMENT. If required by applicable Law, Parent and the Company will cooperate and promptly prepare, and Parent will file with the SEC as soon as practicable after the Offer Completion Date, the Proxy Statement, and as promptly as practicable thereafter as permitted by applicable Law, will mail the Proxy Statement to the Shareholders. The Proxy Statement will contain the recommendation of the Company Board that the Shareholders approve and adopt this Agreement and approve the Merger and the other transactions contemplated hereby. The Company agrees not to mail the Proxy Statement to the Shareholders until Parent confirms that the information provided by Parent and Purchaser continues to be accurate. If at any time prior to the Company Shareholders' Meeting any event or circumstance relating to the Company or any of its Subsidiaries or Affiliates, or its or their respective officers or directors, should be discovered by the Company that is required to be set forth in a supplement to any Proxy Statement, the Company will promptly inform Parent and Purchaser to supplement such Proxy Statement and mail such supplement to the Shareholders.

         5.7. FURTHER ACTIONS. (a) Each party hereto will, subject to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the Merger.

         (b) If, at any time after the Effective Time, the Surviving Corporation considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Purchaser or the Company or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Purchaser or the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Purchaser or the Company, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

         5.8. INSURANCE; INDEMNITY. (a) All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time existing in favor of the current or former directors or officers of the Company or each of its Subsidiaries as provided in their respective articles of incorporation or bylaws (or comparable organizational documents) will be assumed by Parent and Parent will be directly responsible for such indemnification, without further action, as of the Effective Time and will continue in full force and effect in accordance with their respective terms. In addition, from and after the Effective Time, directors and officers of the Company who become or remain directors or officers of Parent or the Surviving Corporation will be entitled to the same indemnity rights and protections (including those provided by directors' and officers' liability insurance) of Parent. Notwithstanding any other provision hereof, the provisions of this
Section 5.8 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and
(ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.

         (b) Parent will, and will cause the Surviving Corporation to, maintain in effect for not less than six years after the Effective Time policies of directors' and officers' liability insurance equivalent in all material respects to those maintained by or on behalf of the Company and its Subsidiaries on the date hereof (and having at least the same coverage and containing terms and conditions which are no less advantageous to the Persons currently covered by such policies as insured) with respect to matters existing or occurring at or prior to the Effective Time, provided, however, that if the aggregate annual premiums for such insurance at any time during such period exceed 200% of the per annum rate of premium currently paid by the Company and its Subsidiaries for such insurance on the date of this Agreement, then Parent will cause the Surviving Corporation to, and the Surviving Corporation will, provide the maximum coverage that is then available at an annual premium equal to 200% of such rate.

         5.9. EMPLOYEE BENEFITS. Notwithstanding anything to the contrary contained herein, from and after the Effective Time, the Surviving Corporation will have sole discretion over the hiring, promotion, retention, firing and (except for employee benefit plans to the extent set forth below) other terms and conditions of the employment of employees of the Surviving Corporation. Subject to the immediately preceding sentence, Parent will provide, or will cause the Surviving Corporation or its Subsidiaries to provide, for the benefit of employees of the Surviving Corporation or its Subsidiaries, as the case may be, who were employees of the Company or its Subsidiaries immediately prior to the Effective Time, recognizing all prior service for eligibility and vesting purposes (including for purposes of determining entitlement to vacation, severance and other benefits) of the officers, directors or employees with the Company and any of its Subsidiaries as service thereunder, the existing qualified pension plans of the Company or its Subsidiaries listed in Section 5.9 of the Company Disclosure Letter until the expiration of two years after the Effective Time, and, in addition, will provide for such two-year period other "employee benefit plans," within the meaning of Section 3(3) of ERISA, that, together with such existing qualified pension plans, are in the aggregate at least substantially comparable to the "employee benefit plans," within the meaning of Section 3(3) of ERISA, provided to such individuals by the Company or its Subsidiaries on the date of this Agreement, provided, however, that notwithstanding the foregoing (i) nothing herein will be deemed to require Parent to modify the benefit formulas under any pension plan of the Company or any of its Subsidiaries in a manner that increases the aggregate expenses thereof as of the date hereof in order to comply with the requirements of ERISA, the Code or the Tax Reform Act of 1986, (ii) employee stock ownership, stock option and similar equity- based plans, programs and arrangements of the Company or any of its Subsidiaries are not encompassed within the meaning of the term "employee benefit plans" hereunder, (iii) nothing herein will obligate Parent or the Surviving Corporation to continue any particular employee benefit plan, other than the existing qualified pension plans, for any period after the Effective Time, and (iv) without limiting the generality or effect of Section 8.3, no employee of the Company or any Subsidiary of the Company will have any claim or right by reason of this Section 5.9. Parent will cause the Surviving Corporation to honor (subject to any withholdings under applicable Law) all employment, consulting and severance agreements or arrangements to which the Company or any of its Subsidiaries is presently a party, which are specifically disclosed in the Company Disclosure Letter except to the extent such agreement or arrangement is superseded or amended by any subsequent arrangements or agreements agreed to by the parties thereto in writing.

         5.10. CONVEYANCE TAXES. The Company and Parent will cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording or registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time and each party will pay any such tax or fee which becomes payable by it on or before the Effective Time.

                            VI. CONDITIONS PRECEDENT

         6.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger will be subject to the fulfillment at or prior to the Closing Date of the following conditions:

         (a) Purchaser shall have made, or caused to be made, the Offer and shall have purchased, or caused to be purchased, the Shares validly tendered and not withdrawn pursuant to the Offer, provided, that this condition shall be deemed to have been satisfied with respect to the obligation of Parent and Purchaser to effect the Merger if Purchaser fails to accept for payment or pay for Shares pursuant to the Offer in violation of the terms of the Offer or of this Agreement;

         (b) If so required by Law, this Agreement and the transactions contemplated hereby shall have been approved in the manner required by applicable Law by the holders of the issued and outstanding shares of capital stock of the Company; and

         (c) No Order or Law enacted, entered, promulgated, enforced or issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition (collectively, "RESTRAINTS") preventing the consummation of the Merger shall be in effect.

         6.2. CONDITIONS TO OBLIGATION OF PARENT AND PURCHASER TO EFFECT THE MERGER. The obligation of Parent and Purchaser to effect the Merger will be subject to the fulfillment at or prior to the Closing Date (or such other date as may be specified below) of the additional condition that the Company shall have performed in all material respects its covenants contained in Section 1.4(a) of this Agreement required to be performed on or prior to the Closing Date.

                                VII. TERMINATION

         7.1. TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Merger and other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the Shareholders, by mutual consent of Parent and the Company.

         7.2. TERMINATION BY EITHER PARENT OR COMPANY. This Agreement may be terminated and the Merger and other transactions contemplated by this Agreement may be abandoned, by action of the Board of Directors of either Parent or the Company, if (a) the Offer Completion Date shall not have occurred by June 30, 1999 (the "OUTSIDE DATE") or if the Offer Completion Date occurs but the Effective Time shall not have occurred by February 10, 2000 (the "DROP-DEAD DATE"), provided, that no party may terminate this Agreement pursuant to this
Section 7.2(a) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Offer Completion Date or the Effective Time, as the case may be, shall not have occurred on or before the applicable date, (b) any Governmental Entity shall have issued a Restraint or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Offer, the Merger or any of the other transactions contemplated by this Agreement and such Restraint or other action shall have become final and nonappealable, or (c) the Offer expires or is terminated or withdrawn pursuant to its terms without any Shares being purchased thereunder by Purchaser as a result of the failure of any of the Offer Conditions to be satisfied or waived prior to the Expiration Date or any extension thereof.

         7.3. TERMINATION BY COMPANY. This Agreement may be terminated and the Merger and other transactions contemplated by this Agreement may be abandoned at any time prior to the Offer Completion Date, by action of the Company Board, if
(a) there has been a material breach by Parent or Purchaser of any representation or warranty contained in this Agreement which is not curable or, if curable, is not cured by the Outside Date and such breach had or could reasonably be likely to have a Parent Material Adverse Effect, (b) there has been a material breach of any of the covenants set forth in this Agreement on the part of Parent or Purchaser, which breach is not curable or, if curable, is not cured within 15 calendar days after written notice of such breach is given by the Company to Parent, or (c) in accordance with the proviso to the penultimate sentence of Section 5.2(b).

         7.4. TERMINATION BY PARENT. This Agreement may be terminated and the Merger and other transactions contemplated by this Agreement may be abandoned at any time prior to the Offer Completion Date, by Parent, if (a) the Company Board shall have (i) withdrawn or modified in a manner adverse to Parent or Purchaser its approval or recommendation of this Agreement, the Offer or the Merger, (ii) approved or recommended, or proposed publicly to approve or recommend, a third-party Company Takeover

Proposal, (iii) caused or authorized the Company or any of its Subsidiaries to enter into a Company Acquisition Agreement, (iv) approved the breach of the Company's obligation under Section 5.2(b), or (v) resolved or publicly disclosed any intention to take any of the foregoing actions, (b) there has been a material breach by the Company of any representation or warranty contained in this Agreement which is not curable or, if curable, is not cured by the Outside Date and such breach had or could reasonably be likely to have a Company Material Adverse Effect, or (c) there has been a material breach of any of the covenants set forth in this Agreement on the part of the Company, which breach is not curable or, if curable, is not cured within 15 days after written notice of such breach is given by Parent to the Company.

         7.5. EFFECT OF TERMINATION AND ABANDONMENT; TERMINATION FEE. (a) In the event of termination of this Agreement and the abandonment of the Merger and the other transactions contemplated by this Agreement pursuant to this Article VII, all obligations of the parties hereto will terminate, except the obligations of the parties pursuant to this Section 7.5, the last sentence of Section 1.3, and Sections 5.4(b), 8.4 and 8.14. Notwithstanding the foregoing or any other provision of this Agreement, in the event of termination of this Agreement pursuant to this Article VII, nothing herein will prejudice the ability of the non- breaching party to seek damages from any other party for any prior willful and material breach of this Agreement, including without limitation attorneys' fees and the right to pursue any remedy at law or in equity, and such termination will not affect the parties' rights and obligations under the Confidentiality Agreement, as amended.

         (b) (i) The Company will pay to Purchaser an amount equal to $40.0 million (the "TERMINATION FEE") in any of the following circumstances:

                  (A) This Agreement is terminated at such time that this Agreement is terminable pursuant to Sections 7.3(c) or 7.4(a);

                  (B) This Agreement is terminated by either Parent or the Company pursuant to Section 7.2(a), and

                           (1) at the time of such termination the Minimum
               Condition shall not have been satisfied,

                           (2) at the time of such termination the Company shall
               not have the right to terminate this Agreement pursuant to Sections 7.3(a) or 7.3(b),

                           (3) prior to such termination, a Company Takeover
               Proposal involving at least 50% of the assets of the Company and its Subsidiaries, taken as a whole, or 50% of any class of equity securities of the Company (any such Company Takeover Proposal, a "COMPETING PROPOSAL"), is (x) publicly disclosed or has been made directly to

               Shareholders generally or (y) any Person (including without limitation the Company or any of its Subsidiaries) publicly announces an intention (whether or not conditional) to make such a Competing Proposal, and

                           (4) prior to the termination of this Agreement or
               within 12 months after the termination of this Agreement, the Company or a Subsidiary thereof enters into a Company Acquisition Agreement providing for a Competing Proposal (any such agreement, a "COMPETING PROPOSAL AGREEMENT");

                  (C) This Agreement is terminated by either Parent or the Company pursuant to Section 7.2(c), and

                           (1) at the time of such termination the Minimum
               Condition shall not have been satisfied,

                           (2) at the time of such termination the Company shall
               not have the right to terminate this Agreement pursuant to Sections 7.3(a) or 7.3(b),

                           (3) prior to such termination an event referred to in
               Section 7.5(b)(i)(B)(3)(a "TAKEOVER PROPOSAL EVENT") shall have occurred, and

                           (4) prior to the termination of this Agreement or
               within 12 months after the termination of this Agreement, the Company or a Subsidiary thereof enters into a Competing Proposal Agreement; or

                  (D) This Agreement is terminated by Parent pursuant to Sections 7.4(b) or 7.4(c), and

                           (1) prior to such termination a Takeover Proposal
               Event shall have occurred, and

                           (2) prior to the termination of this Agreement or
               within 12 months after the termination of this Agreement, the Company or a Subsidiary thereof enters into a Competing Proposal Agreement.

         (ii) If this Agreement is terminated in circumstances where a Termination Fee is then payable, then in any such case the Company will promptly, but in no event later than two business days after submission of a request therefor, pay Parent up to $4.0 million of Parent's documented Expenses.

         (iii) If a Termination Fee is payable pursuant to Section 7.5(b)(i)(B), 7.5(b)(i)(C) or 7.5(b)(i)(D), then the Company will pay the Termination Fee to Parent upon the signing of a Competing Proposal Agreement or, if no Competing Proposal Agreement is signed, then at the closing (and as a condition to the closing) of a Competing Proposal. Notwithstanding any other provision hereof,
(A) in no event may the Company enter into a Competing

Proposal Agreement unless, prior thereto, the Company has paid any amount due under Section 7.5(b) or which will become due under Section 7.5(b), (B) the Company may not terminate this Agreement under Sections 5.2(b) or 7.3(c) unless prior thereto it has paid all amounts due under Section 7.5(b) to Parent, (C) all amounts due in the event that this Agreement is terminated under Section 7.3(c) or 7.4(a) and in circumstances in which the Company has not entered into a Competing Proposal Agreement will be payable promptly, but in no event more than two business days after request therefor is made, and (D) all amounts due under this Section 7.5(b) will be paid on the date due in immediately available funds wire transferred to the account designated by the Person entitled to such payment.

         (iv) This Section 7.5 will survive any termination of this Agreement. For purposes of this Agreement, the term "EXPENSES" means all actual out-of-pocket fees, costs and other expenses incurred or assumed by Parent or Purchaser or incurred on their behalf in connection with this Agreement or any of the transactions contemplated hereby, including but not limited to in connection with the negotiation, preparation, execution and performance of this Agreement, the structuring and financing of the Merger and the other transactions contemplated hereby, or any commitments or agreements relating to such financing, including without limitation fees and expenses payable to all banks, investment banking firms, other financial institutions and other Persons and their respective agents and counsel for arranging, committing to provide or providing any financing for the Merger and any other transactions contemplated hereby or structuring, negotiating or advising with respect to such transactions or financing, and all fees and expenses of counsel, accountants, experts and computer, environmental, actuarial, insurance and other consultants to Parent or Purchaser.

         (v) The Company acknowledges that the agreements contained in this
Section 7.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Purchaser would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amount due pursuant to this Section 7.5(b), and, in order to obtain such payment, Parent or Purchaser commences a suit which results in a judgment against the Company for a fee set forth in this Section 7.5(b), the Company will pay to Parent and Purchaser their documented Expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

                            VIII. GENERAL PROVISIONS

         8.1. NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement will terminate at the Effective Time or the termination of this Agreement pursuant to Article VII, as the case may be, except that the covenants set forth in Article II and Sections 5.3, 5.8, 5.9 and
5.10 will survive the Effective Time indefinitely or, if applicable, for the period therein specified and those set forth in the last sentence of Section 1.3 and in Sections 5.4(b), 7.5 and 8.14 will survive termination indefinitely or, if applicable, for the period therein specified.

         8.2. NOTICES. Any notice or other communication required to be given hereunder will be sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:


                        If to Parent or Purchaser:

                        Federated Department Stores, Inc.
                        7 West Seventh Street
                        Cincinnati, Ohio  45202
                        Attn: Dennis J. Broderick, Esq.
                        Fax No.:  513-579-7555

                        With copies to:

                        Jones, Day, Reavis & Pogue
                        599 Lexington Avenue
                        New York, New York  10022
                        Attn:  Robert A. Profusek, Esq.
                        Fax No.:  212-755-7306


                        If to the Company:

                        Fingerhut Companies, Inc.
                        4400 Baker Road
                        Minnetonka, Minnesota  55343
                        Attn: Michael P. Sherman, Esq.
                        Fax No.: 612-936-5412

                        With copies to:

                        Faegre & Benson LLP
                        2200 Norwest Center
                        90 South Seventh Street
                        Minneapolis, Minnesota  55402
                        Attn: Philip S. Garon, Esq.
                        Fax No.:  612-336-3026


or to such other address as any party will specify by written notice so given, and such notice will be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

         8.3. ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of
Section 5.8, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         8.4. ENTIRE AGREEMENT. This Agreement, Annex A, the Company Disclosure Letter and the Parent Disclosure Letter, together with the Confidentiality Agreement, dated November 11, 1998, among Parent, Purchaser and the Company (the "CONFIDENTIALITY AGREEMENT"), which will survive the execution and delivery of this Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement will be binding upon any party hereto unless made in writing and signed by all parties hereto. Notwithstanding the foregoing, the eighth paragraph of the Confidentiality Agreement is hereby amended so as to permit Parent, Purchaser or any of the respective Affiliates or Representatives (as defined thereby) to (a) effect any transaction permitted hereby or (b) to take any action otherwise prohibited thereby involving a transaction pursuant to which Parent offers to acquire all of the Shares at not less than the Per Share Amount, in the event that (i) the Company terminates this Agreement pursuant to Section 7.3(c) or takes any action referred to in
Section 5.2(b) that would have constituted a breach of Section 5.2(b) but for the exceptions therein in respect of fiduciary duties of the Company Board, (ii) except following a termination of this Agreement by the Company pursuant to
Section 7.3(a) or 7.3(b), the Company enters into a Competing Proposal Agreement, or (iii) following any termination of this Agreement, if prior to or after such termination (other than a termination of this Agreement by the Company pursuant to Section 7.3(a) or 7.3(b)) another Person publicly announces a Company Takeover Proposal or Takeover Proposal Event.

         8.5. AMENDMENT. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by Shareholders but after any such Shareholder approval, no amendment will be made which by Law requires the further approval of Shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         8.6. GOVERNING LAW. Except to the extent that the laws of Minnesota are mandatorily applicable to the Merger, this Agreement will be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflict of laws principles.

         8.7. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

         8.8. HEADINGS. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and will be given no substantive or interpretive effect whatsoever.

         8.9.  CERTAIN DEFINITIONS/INTERPRETATIONS.  (a) For purposes of this
Agreement:

               (i) An "AFFILIATE" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person;

               (ii) "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

               (iii) "KNOWLEDGE" of any Person which is not an individual means the actual knowledge of any of such Person's executive officers.

         (b) When a reference is made in this Agreement to an Article, Section or Annex, such reference will be to an Article or Section of, or Annex to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms used herein with initial capital letters have the meanings ascribed to them herein and all terms defined in this Agreement will have such defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. Matters reflected in the Company Disclosure Letter are not necessarily limited to matters required by this Agreement to be reflected in the Company Disclosure Letter. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature. Except for Sections 2.9, 5.1 and 5.9 of the Company Disclosure Letter, which relate only to the corresponding Sections of this Agreement, matters disclosed by the Company pursuant to any Section of this Agreement or the Company Disclosure Letter will be deemed to be disclosed with respect to all Sections of this Agreement and the Company Disclosure Letter to the extent this Agreement requires such disclosure provided that the relevance of such matters to other Sections in the Company Disclosure Letter is reasonably apparent on the face thereof.

         8.10. WAIVERS. Except as provided in this Agreement, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder will not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         8.11. INCORPORATION OF ANNEX A. Annex A attached hereto is hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

         8.12. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

         8.13. ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         8.14. EXPENSES. Except as set forth in Section 7.5, all fees and expenses (including SEC filing fees) incurred in connection with the Offer, the Merger, this Agreement and the transactions contemplated thereby will be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Parent and the Company will bear and pay one-half of the costs and expenses incurred in connection with the printing and mailing of the Offer Documents, the Schedule 14D-9 and Proxy Statement.

         IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                    FINGERHUT COMPANIES, INC.



                                    By:
                                       --------------------------
                                       Theodore Deikel
                                       Chief Executive Officer

                                    FEDERATED DEPARTMENT STORES, INC.



                                    By:
                                       --------------------------
                                       Ronald W. Tysoe
                                       Vice Chairman, Finance and
                                       Real Estate

                                    BENGAL SUBSIDIARY CORP.



                                    By:
                                       --------------------------
                                       Dennis J. Broderick
                                       President

                                                                         ANNEX A

                      CONDITIONS TO COMPLETION OF THE OFFER

         Notwithstanding any other provision of the Offer, Purchaser will not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered Shares promptly after expiration or termination of the Offer), to pay for any Shares, and (subject to any such rules or regulations) may postpone the acceptance for payment or payment for any Shares tendered, and may amend or terminate (if, when and as permitted by this Agreement) the Offer (whether or not any Shares have theretofore been purchased or paid for pursuant to the Offer), (a) unless the following conditions have been satisfied: (1) there have been validly tendered and not withdrawn prior to the Expiration Date a number of Shares which represents at least a majority of the total voting power of the outstanding securities of the Company entitled to vote in the election of directors or in a merger ("VOTING SECURITIES"), calculated on a fully diluted basis, on the date of purchase (the "MINIMUM CONDITION") ("on a fully diluted basis" having the following meaning, as of any date: the number of Shares outstanding, together with the number of Shares the Company is then required to issue pursuant to obligations outstanding at that date under employee stock option or other benefit plans or otherwise), (2) any applicable waiting periods under the HSR Act shall have expired or been terminated prior to the expiration of the Offer, and (3) the OCC shall have consented in writing to, or stated in writing that it would not disapprove of, the Offer and the Merger or all applicable filing, approval or waiting periods or extensions thereof under the CIBC Act shall have expired without the OCC providing notice of objection to the Offer or the Merger (the "OCC CONDITION") or (b) if at any time on or after the date of this Agreement and before the Expiration Date (whether or not any Shares have theretofore been accepted for payment or paid for pursuant to the Offer), any of the following shall have occurred:

               (i) any governmental entity or authority or any court shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, temporary or preliminary injunction that shall not have been lifted prior to the Expiration Date or permanent injunction or other order which is in effect and which (a) restricts, prevents or prohibits consummation of the transactions contemplated by this Agreement, including the Offer or the Merger, (b) prohibits, limits or otherwise adversely affects the ownership or operation by Parent or any of its Subsidiaries of all or any material portion of the business or assets of the Company and its Subsidiaries or compels the Company, Parent or any of their Subsidiaries to dispose of or hold separate all or any portion of the business or assets of the Company and its Subsidiaries as a result of the completion of the Offer or the Merger, or (c) imposes limitations on the ability of Parent, Purchaser or any other subsidiary of Parent to exercise effectively full rights of ownership of any Shares, including without limitation the right to vote any Shares acquired by Purchaser pursuant to the Offer or otherwise on all matters properly presented to the Shareholders, including without limitation the approval and adoption of this Agreement and the transactions contemplated thereby;

               (ii) there shall be instituted or pending any action or proceeding before any United States or foreign court or governmental entity or authority by any United States or foreign governmental entity or authority seeking any order, decree or injunction having any effect set forth in paragraph (i) above;

               (iii) the representations and warranties of the Company contained in this Agreement (without giving effect to the materiality, material adverse effect or knowledge limitations contained therein) shall not be true and correct as of the Expiration Date (as the same may be extended from time to time) as though made anew on and as of such date (except for representations and warranties made as of a specified date, unless they shall not be true and correct as of the specified date), except for any breach or breaches of any representations or warranties in
         Section 3.1 (except the first sentence) and Sections 3.4 through 3.20 of this Agreement which, individually or in the aggregate, could not be reasonably expected to have a Company Material Adverse Effect;

               (iv) the Company shall not have performed or complied in all material respects with its covenants under this Agreement to which it is a party and such failure continues until the later of (a) 15 calendar days after actual receipt by it of written notice from Parent setting forth in reasonable detail the nature of such failure or (b) the Expiration Date;

               (v) there shall have occurred any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole;

               (vi) this Agreement shall have been terminated in accordance with its terms;

               (vii) the Company Board shall have (a) withdrawn or materially modified or changed (including by amendment of the Schedule 14D-9) its recommendation of the Offer, the Merger or this Agreement in a manner adverse to Purchaser or Parent, (b) taken a position inconsistent with its recommendation of the Offer, the Merger of this Agreement in a manner adverse to Purchaser or Parent, (c) approved or recommended any Company Takeover Proposal, (d) taken any action referred to in Section 5.2(b) of this Agreement that is prohibited thereby or would be so prohibited but for the exceptions thereto, or (e) resolved or publicly disclosed any intention to do any of the foregoing; or

               (viii) the U.S. Federal Reserve Board or any other federal governmental authority shall have declared a general banking moratorium or general suspension or material limitation on the extension of credit or in respect of payments in respect of credit by banks or other lending institutions in the United States.

         The foregoing conditions are for the sole benefit of Purchaser and its affiliates and may be asserted by Purchaser, or Parent on behalf of Purchaser, regardless of the circumstances (including without limitation any action or inaction by Purchaser or any of its affiliates other than a material breach by Purchaser or Parent of the Agreement) giving rise to any such condition or may be waived by Purchaser, in whole or in part, from time to time in its sole discretion, except as otherwise provided in the Agreement. The failure by Purchaser at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right and may be asserted at any time and from time to time.

                             TABLE OF DEFINED TERMS

                                                                                                              PAGE
                                                                                                              ----
Acquisition......................................................................................................1
Affiliate.......................................................................................................46
Agreement........................................................................................................1
Board Percentage.................................................................................................5
Certificates....................................................................................................10
CIBC Act........................................................................................................16
Closing..........................................................................................................7
Closing Date.....................................................................................................7
Code............................................................................................................19
Company..........................................................................................................1
Company Acquisition Agreement...................................................................................34
Company Benefit Plans...........................................................................................24
Company Board....................................................................................................1
Company Disclosure Letter.......................................................................................12
Company Filed Reports...........................................................................................18
Company Material Adverse Effect.................................................................................13
Company Reports.................................................................................................16
Company SEC Information..........................................................................................3
Company Shareholders' Meeting...................................................................................26
Company Takeover Proposal.......................................................................................33
Competing Proposal..............................................................................................41
Competing Proposal Agreement....................................................................................42
Computer Software...............................................................................................20
Confidentiality Agreement.......................................................................................45
Constituent Corporations.........................................................................................1
Continuing Directors.............................................................................................6
Disinterested....................................................................................................6
Dissenting Shares................................................................................................9
Drop-Dead Date..................................................................................................40
Effective Time...................................................................................................7
Environmental Laws..............................................................................................23
Environmental Permits...........................................................................................23
ERISA...........................................................................................................24
Exchange Act.....................................................................................................2
Exchange Agent..................................................................................................10
Expenses........................................................................................................43
Expiration Date..................................................................................................2
Governmental Entity.............................................................................................16
Hazardous Substances............................................................................................24
HSR Act.........................................................................................................16
Intellectual Property...........................................................................................20
IRS.............................................................................................................20
key employee....................................................................................................18
Knowledge.......................................................................................................46
Law.............................................................................................................15
Leased Real Property............................................................................................21
Liens...........................................................................................................14
Material Contracts..............................................................................................22
MBCA.............................................................................................................1
Measurement Date................................................................................................14
Merger...........................................................................................................1


Merger Consideration.............................................................................................8
Metris..........................................................................................................20
Minimum Condition...............................................................................................50
MOU.............................................................................................................15
OCC..............................................................................................................3
OCC Condition...................................................................................................50
Offer............................................................................................................1
Offer Completion Date...........................................................................................33
Offer Conditions.................................................................................................2
Offer Documents..................................................................................................3
Option Consideration............................................................................................12
Options.........................................................................................................11
Order...........................................................................................................15
Outside Date....................................................................................................40
Owned Real Property.............................................................................................21
Parent...........................................................................................................1
Parent Benefit Plans............................................................................................29
Parent Disclosure Letter........................................................................................26
Parent Material Adverse Effect..................................................................................26
Parent SEC Information...........................................................................................4
Parent's Designees...............................................................................................5
Per Share Amount.................................................................................................1
Permitted Liens.................................................................................................21
Person..........................................................................................................46
Proxy Statement.................................................................................................26
Purchaser........................................................................................................1
Real Property Leases............................................................................................21
Restraints......................................................................................................39
Rights...........................................................................................................8
Ruling..........................................................................................................20
Schedule 14D-1...................................................................................................3
Schedule 14D-9...................................................................................................4
SEC..............................................................................................................3
Securities Act..................................................................................................16
Shareholders.....................................................................................................1
Shares...........................................................................................................1
Special Committee................................................................................................4
Spinoff.........................................................................................................20
SSB..............................................................................................................4
Stock Option Plans..............................................................................................11
Subsidiary......................................................................................................13
Superior Proposal...............................................................................................34
Surviving Corporation............................................................................................7
Takeover Proposal Event.........................................................................................42
Tax Return......................................................................................................19
Taxes...........................................................................................................19
Termination Fee.................................................................................................41
Transfer Taxes..................................................................................................19
Voting Securities...............................................................................................50